                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARES PURCHASE RIGHTS)
                                       OF
                             METRA BIOSYSTEMS, INC.
                                       TO
                          MBS ACQUISITION CORPORATION
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                               QUIDEL CORPORATION
                                       AT
                              $1.78 NET PER SHARE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.001 per share (the "Common Stock"), of Metra Biosystems, Inc., a California corporation (the "Company"), including the associated preferred shares purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of the Company are not immediately available or time will not permit all required documents to reach American Stock Transfer & Trust Company, as Depositary (the "Depositary"), before the Expiration Date (as defined in the "Offer to Purchase" (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

      BY MAIL OR OVERNIGHT DELIVERY                 BY FACSIMILE TRANSMISSION
        40 Wall Street, 46th Floor               (FOR ELIGIBLE INSTITUTIONS ONLY)
         New York, New York 10005                         (718) 234-5001
                                            CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE
                                                          (718) 921-8200

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to MBS Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Quidel Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------

COMMON STOCK, PAR VALUE $0.001 PER SHARE

---------------------------------------   ---------------------------------------
       Certificate Nos. (if               ---------------------------------------
available)                                ---------------------------------------
---------------------------------------   Name(s) of Record Holder(s)
       Number of Shares Tendered          (Please Type or Print)
                                          Address(es):
                                          ---------------------------------------
                                          ---------------------------------------
                                          ---------------------------------------
                                          Zip Code
                                          Tel. No.: (   )
                                          --------------------------
                                          (Area Code)
                                          ---------------------------------------
                                          Signature(s)
                                          ---------------------------------------
                                          Date

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
Check box if Shares will be delivered by
book-entry transfer: / /
---------------------------------------
Name of Tendering Institution
---------------------------------------
Account No.

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                                       2

                     THE GUARANTEE BELOW MUST BE COMPLETED

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
                                     GUARANTEE
                    (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings associate or other entity which is a member in good standing of the Securities
Transfer Agents Medallion Program ("Eligible Institution"), hereby guarantees delivery to the Depositary, at its address set forth above, certificates ("Share
Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of
Transmittal (or facsimile thereof) properly completed and duly executed, or an
Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date of execution of this Notice of Guaranteed Delivery. A "trading day" is any day on which the Nasdaq National Market is open for business.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

----------------------------------------   ----------------------------------------
Name of Firm                               Authorized Signature
----------------------------------------   Title: ---------------------------------
Address                                    Name: ---------------------------------
----------------------------------------   Please Type or Print
Zip Code                                   Dated: ----------------------------, 1999
----------------------------------------
Telephone No. (including Area Code)

             DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
 SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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